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                                                                   EXHIBIT 10.21

                                  OFFICE LEASE


        THIS OFFICE LEASE ("Lease"), dated March 25, 1999, is made between Morris Piha Real Estate Services, Inc. "Landlord"), Virage Logic Corporation ("Tenant") and N/A ("Guarantor").

        In consideration of the mutual covenants in this Lease, Landlord and Tenant agree as follows:

1.      BASIC LEASE INFORMATION

        1.1 Basic Lease Information. In addition to the terms that are defined elsewhere in this Lease, these terms are used in this
                Lease:

                (a) LANDLORD'S ADDRESS:       Morris Piha Real Estate
                                                 Services, Inc.
                                                 14100 SE 36TH Street, Suite 200
                                                 Bellevue WA 98006
                                                 (425) 643-8400
                                                 Fax (425) 643-9139

                (b) TENANTS ADDRESS:          Virage Logic Corporation
                                                 46824 Lakeview Blvd.
                                                 Fremont CA 94538
                                                 (510) 360-8000
                                                 Fax (510) 360-8099

                (c) GUARANTOR'S ADDRESS:      N/A

                (d) BUILDING ADDRESS:            14100 SE 36th Street. Suite 210
                                                 Bellevue WA 98006

                (e) PREMISES: The Premises shown on Exhibit A to this Lease.

                (f) RENTABLE AREA OF THE PREMISES: square feet (2.318 sq. ft. +
                    371 sq. ft. (load factor))

                (g) USEABLE AREA OF THE BUILDING:  N/A

                (h) LOAD FACTOR:  16%

                (i) RENTABLE AREA OF THE BUILDING:  N/A square feet.



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                (j) TERM: The period beginning on the Commencement Date and expiring on the Expiration Date.

                (k) COMMENCEMENT DATE: Date to be mutually agreed upon. or as extended pursuant to the work letter.

                (l) EXPIRATION DATE: 60 months after commencement. The
                      Expiration Date shall be the last day of a month.

                (m) SECURITY DEPOSIT: $ 6.275.00

                (n) MONTHLY RENT: Months 1-36 - $5.602. months 37-60 - $6.275.

                (o) BASE YEAR: The calendar year 1999

                (p) BASE OPERATING EXPENSES: The operating expenses paid or incurred by Landlord in the base year.

                (q) BASE PROPERTY TAXES: The amount of property taxes for the tax year ending December 31 of the Base Year.

                (r) TENANTS PERCENTAGE SHARE: 12.75 (determined by dividing the rentable area of the Premises by the rentable area of the Building, multiplying the resulting quotient by 100, and rounding to the 3rd decimal place).

                (s) PARKING SPACES: 9 spaces according to Article 26.

                (t) PARKING CHARGE: $ 0 per parking space per month, subject to adjustments specified in Article 26.

                (u) PERMITTED USE: General office

                (v) BROKER: Colliers International

                (w) BUSINESS HOURS: The term "business hours" means 7:00
                    a.m. to 6:00 p.m. on Monday through Friday, except holiday (as that term is defined below), and 8 a.m. to 1 p.m. on Saturdays, except holidays. The term "holidays" means New Year Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

        1.2     Definitions



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                (a)     ADDITIONAL RENT: Any amounts that this Lease requires
                        Tenant to pay in addition to monthly rent.

                (b) BUILDING: The building located on the land and of which the Premises are a part, including, without limitation, the parking lot, walkways, driveways, fences and landscaping.

                (c) LAND: The land on which the Building is located and which is described on Exhibit B.

                (d)     RENT: The Monthly Rent and Additional Rent.

                (e) WORKLETTER: The workletter attached to this Lease as Exhibit C (if any).

                If any other provision of this Lease contradicts any definition of this Article, the other provision will prevail.

        1.3 Exhibits. The following addenda and exhibits are attached to this Lease and are made part of this Lease:

                ADDENDA: Riders #28 & #29

                EXHIBIT A--Drawing of the Premises

                EXHIBIT B--Legal Description of the Land

                EXHIBIT C--Workletter

                EXHIBIT D--Rules and Regulations

                EXHIBIT E--Commencement Date Certificate

2. AGREEMENT TO LEASE. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, in accordance to the and conditions of this Lease. The duration of this Lease will be the Term. The Term will commence on the Commencement Date and will expire on the Expiration Date.

3.      DELIVERY OF PREMISES

        3.1 Delivery of Possession. Landlord will be deemed to have delivered possession of the Premises to Tenant on the Commencement as it may be adjusted pursuant to the workletter. Landlord will construct or install in the Premises the improvements to be construct or installed by Landlord according to the workletter. If no workletter is attached to this Lease, it will be deemed that



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                Landlord delivered to Tenant possession of the Premises "as is"
                in its present condition on the Commencement Date. Tenant acknowledges neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Prer for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any Tenant improvements to the Premises except as expressly provided in this Lease and the workletter. If any reason Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease will not be void voidable, and Landlord will not be liable to Tenant for any resultant loss or damage. Tenant will execute the Commencement Date Certificate attached to this Lease as Exhibit E within 15 days of Landlord's request.

        3.2 Early Entry. If Tenant is permitted entry to the Premises prior to the Commencement Date for the purpose of installing fixtures any other purpose permitted by Landlord, the early entry will be at Tenant's sole risk and subject to all the terms and provisions of Lease as though the Commencement Date had occurred, except for the payment of rent, which will commence on the Commencement Date. Tenant, its agents, or employees will not interfere with or delay Landlord's completion of construction of the improvements rights of Tenant under this Section 3.2 will be subject to the requirements of all applicable building codes, zoning requirements, a federal. state, and local laws, rules, and regulations, so as riot :o interfere with Landlord's compliance with all laws, including the obtaining of a certificate of occupancy for the Premises. Landlord has the right to impose additional conditions on Tenant's early en that Landlord, in its reasonable discretion, deems appropriate, including without limitation, proof of insurance.

4. MONTHLY RENT. Throughout the term of this Lease, Tenant will pay monthly rent to Landlord as rent for the Premises. Monthly rent will be paid in advance on or before the first day of each calendar month of the Term. If the Term commences on a day other than the first day of calendar month or ends on a day other than the last day of a calendar month, then monthly rent will be appropriately prorated by Landlord based on the actual number of calendar days in such month. If the Term commences on a day other than the first day of a calendar month, then the prorated monthly rent for such month will be paid on or before the first day of the Term. Monthly rent will be paid to Landlord, without writ notice or demand, and without deduction or offset, in lawful money of the United States of America at Landlord's address, or to such other address as Landlord may from time to time designate in writing.



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5.      OPERATING EXPENSES

        5.1 General

                (a) Tenant will pay to Landlord throughout the Term of this Lease as rent for the Premises the sums specified in the basic lease information as the base rent, provided that the rent payable during each calendar year subsequent to the base year will be base rent, increased by Tenant's percentage share of the total dollar increase, if any, in operating expenses paid or incurred by Landlord in that year over the base operating expenses, and also increased by Tenant's percentage share of the total d( increase, if any, in property taxes paid by Landlord in that year over the base property taxes. The increased rent due pursuant to this Section 5 is referred to as "escalation rent."

                (b) Escalation rent will be paid monthly on an estimated basis, with subsequent annual reconciliation, in accordance with the following procedures:

                        (1) As soon after December of each calendar year as practicable, Landlord will give Tenant notice of its estimate any escalation rent due for the ensuing calendar year. On or before the first day of each month during the end calendar year, Tenant will pay Landlord 1/12th of the estimated escalation rent: however, if the notice is not g in December, Tenant will continue to pay on the basis of the prior year's estimate until the month after the not given. If at any time or times it appears to Landlord that the escalation rent for the current calendar year will' from its estimate by more than 5%, Landlord will, by notice to Tenant, revise its estimate for the year, and subsequent payments by Tenant for such year will be based upon the revised estimate.

                        (2) As soon as practicable after the end of each calendar year, Landlord will deliver to Tenant a statement of the escalation rent for the calendar year, accompanied by a statement showing the operating expenses and property taxes. The statement will be final and binding upon Landlord and Tenant as the amount of the operating expense and property taxes unless objected to in writing within 30 days after it is delivered to Tenant. If Landlord's statement discloses that Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant,



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                                Landlord will credit such excess first against
                                any sums then owed by Tenant to Landlord and then against the next payments of rent. If Landlord's statement discloses that Tenant owes the estimated payments for such calendar year previously made by Tenant, Tenant will pay the deficiency to Landlord within 30 days after delivery of the statement.

                        (3) The amount of escalation rent for any fractional year in the Term will be appropriately prorated. The termini of this Lease will not affect the obligations of Landlord and Tenant pursuant to paragraph (b) to be performed such termination.

                (c) As used in this Lease, the term "operating expenses means:

                        (1) All reasonable costs of management, operation, and maintenance of the Building, including without limitation and personal property taxes and assessments (and any tax levied in whole or in part in lieu of or in addition t property taxes); wages, salaries, and compensation of employees; consulting, accounting, legal, janitorial, maintenance, guard, and other services; management fees and costs (charged by Landlord, any affiliate of Landlord, or any other entity managing the Building and determined at a rate consistent with prevailing marl rates for comparable services and buildings); reasonable reserves for operating expenses; that part of office r rental value of space in the Building used or furnished by Landlord to enhance, manage, operate, and maintain Building; power, water, waste disposal, sprinkler, fire, and life safety systems, heating, ventilating, air conditioning, and other utilities; materials and supplies; maintenance and repairs: insurance obtained by Land common area signage, and any other costs, charges and expenses that under generally accepted accounting principles would be regarded as management, maintenance, and operating expenses; and

                (d)     The operating expenses will not include:

                        (1) depreciation on the Building (other than depreciation on personal property, equipment, window coverings on exterior windows provided by Landlord and carpeting in public corridors and common areas);



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                        (2)     costs of alterations of space or other
                                improvements made for Tenants of the Building;

                        (3)     finders' fees and real estate brokers'
                                commissions;

                        (4) ground lease payments, mortgage principal, or interest;

                        (5) capital items other than those referred to in clause (b)(2) above;

                        (6) costs of replacements to personal property and equipment for which depreciation costs are included as an opera expense;

                        (7) costs of excess or additional services provided to any Tenant in the Building that are directly billed to such Tenants;

                        (8) the cost of repairs due to casualty or condemnation that are reimbursed by third parties;

                        (9)     any cost due to Landlord's breach of this Lease;

                        (10) any income, estate, inheritance, or other transfer tax and any excess profit, franchise, or similar taxes on Landlord's business;

                        (11) all costs, including legal fees, relating to activities for the solicitation and execution of leases of space in the Building; and

                        (12) any legal fees incurred by Landlord in enforcing its rights under other leases for premises in the Building.

                (e) Tenant acknowledges that Landlord has not made any representation or given Tenant any assurances that the operating expenses base will equal or approximate the actual operating expenses per square foot of rentable area of the Premises f. any calendar year during the Term.

        5.2 Estimated Payments. During each calendar year or partial calendar year in the Term, in addition to monthly rent, Tenant will pa: Landlord on the first day of each month an amount equal to 1/12 of the product of Tenant's share multiplied by the "estimated operating expenses" (defined below) for such calendar year. "Estimated operating expenses" for any calendar year means Landlor reasonable estimate of operating expenses for such calendar year, less the product of the operating expenses base, multiplied by the rentable



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                area of the Building and will be subject to revision according to the further provisions of this Section 5.2 and Section 53. During any partial calendar year during the Term, estimated operating expenses will be estimated on a full year basis. During each December during the Term, or as soon after each December as practicable, Landlord will give Tenant written notice of estimated operating expenses for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year (or e~ month of the term, if a partial calendar year), Tenant will pay to Landlord 1/12 of the product of Tenant's share multiplied by the estimated operating expenses for such calendar year', however, if such written notice is not given in December, Tenant will continue make monthly payments on the basis of the prior year's estimated operating expenses until the month after such written notice is g at which time Tenant will commence making monthly payments based upon the revised estimated operating expenses. In the more Tenant first makes a payment based upon the revised estimated operating expenses, Tenant will pay to Landlord for each month `~ has elapsed since December the difference between the amount payable based upon the revised estimated operating expenses and amount payable based upon the prior year's estimated operating expenses. If at any time or times it reasonably appears to Landlord: that the actual operating expenses for any calendar year will vary from the estimated operating expenses for such calendar year, Landlord may. by written notice to Tenant, revise the estimated operating expenses for such calendar year, and subsequent payment by Tenant in such calendar year will be based upon such revised estimated operating expenses.

        5.3 Annual Settlement. As soon as practicable after the end of each calendar year, Landlord will deliver to Tenant a statement of amounts payable under Section 5.1 for such calendar year prepared and certified by Landlord. Such certified statement will be final and binding upon Landlord and Tenant unless Tenant objects to it in writing to Landlord within 30 days after it is given to Tenant. such statement shows an amount owing by Tenant that is less than the estimated payments previously made by Tenant for such calendar year, the excess will be held by Landlord and credited against the next payment of rent; however, if the Term has ended a Tenant was not in default at its end, Landlord will refund the excess to Tenant. If such statement shows an amount owing by Tenant that is more than the estimated payments previously made by Tenant for such calendar year, Tenant will pay the deficiency to Landlord within 30 days after the delivery of such statement. Tenant may review Landlord's records of the operating expenses, at Tenant's sole cost and expense, at the place Landlord normally



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                maintains such records during Landlord's normal business hours up reasonable advance written notice.

        5.4 Final Proration. If this Lease ends on a day other than the last day of a calendar year, the amount of increase (if any) in the opera expenses payable by Tenant applicable to the calendar year in which this Lease ends will be calculated on the basis of the number days of the term falling within such calendar year, and Tenant's obligation to pay any increase or Landlord's obligation to refund a overage will survive the expiration or other termination of this Lease.

        5.5     Additional Rent. Amounts payable by Tenant according to this
                Article 5 will be payable as rent, without deduction or offset. If Tenant fails to pay any amounts due according to this Article 5, Landlord will have all the rights and remedies available to it on account of Tenant's failure to pay rent.

        5.6 Tenant Audit. Tenant may have performed an audit of the amount or the calculation of the escalation rent, provided that (a) Ten shall have no right to have such an audit performed for any Additional Rent unless Tenant provides notice of Tenant's intention t so within 30 days of the date that Tenant receives the Adjustments Statement related to such Additional Rent, (b) any such audit 5 be at Tenant's sole cost and expense, (c) the audit shall be performed by a recognized independent accounting firm that is not been compensated on a contingency fee basis, and (d) the audit shall not unreasonably interfere with the business of Landlord or its agent.

6.      INSURANCE

        6.1 Landlord's Insurance. At all times during the Term, Landlord will carry and maintain:

                (a) Fire and extended coverage insurance covering the Building. its equipment, common area furnishings, and leasehold improvements in the Premises to the extent of the Tenant finish allowance (as that term is defined in the Workletter);

                (b)     Bodily injury and property damage insurance;

                (c) A commercial general liability insurance policy providing coverage for bodily injury liability, property damage liability personal injury liability with in such amounts and with such endorsements as Landlord may reasonably determine from to time; and



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                (d)     Suchother insurance as Landlord reasonably determines
                        from time to time, which may include, without limitation, earthquake, flood and plate glass insurance.

                The insurance coverages and amounts will be reasonably determined by Landlord, based on coverages carried by prudent owner comparable buildings in the vicinity of the Building.

        6.2 Tenant's Insurance. At all times during the Term, Tenant will carry and maintain, at Tenant's expense, the following insurance the amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance comp and on forms satisfactory to Landlord, and naming as additional insureds, Landlord, Morris Piha Management Group, Inc. And Landlord's lender:

                (a) A commercial general liability insurance policy providing coverage for bodily injury liability, property damage liability personal injury liability with minimum limits of not less than $1,000,000 Combined Single Limit per accident and $2,000,000 General Aggregate. Such insurance policies shall include Blanket Contractual Liability and Owners and Contractors Protective endorsements. Landlord may increase or decrease the required limit as it deems necessary base periodic insurance reviews. The insurance required by this Section shall be on an occurrence basis, and underwritten acceptable insurer licensed to do business in the State of Washington. If Tenant is unable to obtain this insurance on an occurrence basis, it may be on a claims-made basis provided that, in addition, Tenant, at Tenant's expense, obtains an owner's protective policy, issued in the name of Landlord only, which is on an occurrence basis for the limits required by this Section 9.2.2(a). This insurance shall be written as a primary policy not contributing with and not in excess of coverage which Landlord may carry;

                (b) A special form policy of property insurance (or the equivalent) covering all Tenant's personal property, including but not limited to Tenants furniture, fixtures, leasehold improvements, equipment and inventory, in the amount of its full replacement costs. Such property insurance coverage shall be a minimum insure against loss resulting from fire, lightning and extended or broad form perils. Landlord shall be named as Loss Payee as its interest may appear in tenant improvement and betterments; and



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                (c)     Business interruption insurance in an amount sufficient
                        to protect Tenant against any additional costs and lost income associated with a move to temporary space due to a business interruption.

        6.3 Forms of Policies. Certificates of insurance, together with copies of the endorsements, when applicable, naming Landlord and others specified by Landlord as additional insureds, will be delivered to Landlord prior to Tenant's occupancy of the Premises and from time to time at least ten days prior to the expiration of the term of each such policy. All commercial general liability or comparable policies maintained by Tenant will name Landlord and such other persons or firms as Landlord specifies from time to 1 as additional insureds, entitling them to recover under such policies for any loss sustained by them, their agents, and employees as result of the negligent acts or omissions of Tenant. All such policies maintained by Tenant will provide that they may not be terminated nor may coverage be reduced except after 30 days' prior written notice to Landlord. All commercial general liability as property policies maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the covenant that Landlord may carry.

        6.4 Waiver of Subrogation. Landlord and Tenant each waive any and all rights to recover against the other or against any other tenant occupant of the Building, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of such other party or of such other tenant or occupant of the Building, for any loss or damage to such waiving party arising from any cause covered by any property insurance required to be carried by such party pursuant to this Article or any other property insurance actually carried by such party to the extent of the limits of such policy. Landlord and Tenant from time to time will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Building or the Premises or the contents of the Building or the Premises. Tenant agrees to cause all other occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord such waiver of claims and to obtain such waiver of subrogation rights endorsements.

        6.5 Adequacy of Coverage. Landlord, its agents, and employees make no representation that the limits of liability specified to be ca] by Tenant pursuant to this Article 6 are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems adequate, at Tenant's sole expense.



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7.      USE. The Premises will be used only for the purposes set forth in
        Article 1.1 and purposes incidental to that use, and for no other purpose. Tenant will use the Premises in a careful, safe, and proper manner. Tenant will not use or permit the Premises to be used or occupied for as purpose or in any manner prohibited by any applicable laws, and shall refrain from using or permitting the use of the Premises or any portion thereof as living quarters, sleeping quarters or for lodging purposes. Tenant will not commit waste or suffer or permit waste to be committed on, or about the Premises. Tenant will conduct its business and control its employees, agents, and invitees in such a manner as not to create nuisance or interfere with, annoy, or disturb any other Tenant or occupant of the Building or Landlord in its operation of the Building.

8.      REQUIREMENTS OF LAW

        8.1 General. At its sole cost and expense, Tenant will promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or in force after the date of the Lease, with the requirements of any board of fire under or other similar body constituted now or after the date, with any direction or occupancy certificate issued pursuant to any law by public officer or officers, as well as with the provisions of all recorded documents affecting the Premises, insofar as they relate to condition, use, or occupancy of the Premises, excluding requirements of structural changes to the Premises or the Building, unless required by the unique nature of Tenant's use or occupancy of the Premises.

        8.2     Hazardous Materials

                (a) For purposes of this Lease, "hazardous materials" means any explosives, radioactive materials, hazardous wastes, or hazardous substances, including without limitation substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. #~ 96019657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. ## 18011812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ## 69016987; or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous materials, waste, or substances now or at any time hereafter in effect (collectively, "hazardous materials laws").



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                (b)     Tenant will not cause or permit the storage, use,
                        generation, or disposition of any hazardous materials in, on, or about the Premises or the Building by Tenant, its agents, employees, or contractors. Tenant will not permit the Premises to be used operated in a manner that may cause the Premises or the Building to be contaminated by any hazardous materials in violation of any hazardous materials laws. Tenant will immediately advise Landlord in writing of(l) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to a hazardous materials laws relating to any hazardous materials affecting the Premises; and (2) all claims made or threatened any third party against Tenant, Landlord, or the Premises relating to damage, contribution, cost recovery, compensation, 1 or injury resulting from any hazardous materials on or about the Premises. Without Landlord's prior written consent, Ten will not take any remedial action or enter into any agreements or settlements in response to the presence of any hazardous materials in, on, or about the Premises.

                (c) Tenant will be solely responsible for and will defend, indemnify and hold Landlord, its agents, and employees harmless f and against all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant breach of its obligations in this Article 8. Tenant will be solely responsible for and will defend, indemnify, and hold Landlord, its agents, and employees harmless from and against any and all claims, costs, and liabilities, including attorney's fees and costs, arising out of or in connection with the removal, cleanup, and restoration work and materials necessary to return the Premises and any other property of whatever nature located in or around the Building to their condition existing prior to the appearance of Tenant's hazardous materials on the Premises. Tenant's obligations under this Article 8 will survive the expiration or other termination of this Lease.

        8.3 Certain Insurance Risks. Tenant will not do or permit to be done any act or thing upon the Premises or the Building which would
                (a) jeopardize or be in conflict with fire insurance policies covering the Building and fixtures and property in the Building;
                (b) mean the rate of fire insurance applicable to the Building to an amount higher than it otherwise would be for Tenant's authorized use of 1 Building; or (c) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of a business or operation being carried on upon the Premises.

9.      ASSIGNMENT AND SUBLETTING

        9.1 General. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors, and assigns, covenant that it will not assign, mortgage, or encumber this Lease, nor sublease, nor permit the Premises or any part of the Premises to be u or occupied by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. Any assignment or sublease in violation of this Article 9 will be void. If this Lease is assigned, or if the Premises or any part of the Premises are subleased or occupied by anyone other than Tenant, Landlord after default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to rent. No assignment, sublease, occupancy, or collection will be deemed (a) a waiver of the provisions of this Section 9.1; (b) the acceptance the assignee, subtenant, or occupant as Tenant; or (c) a release of Tenant from the further performance by Tenant of covenants on part of Tenant contained in this Lease. The consent by Landlord to an assignment or sublease will not be construed to relieve Tenant from obtaining Landlord's prior written consent in writing to any further assignment or sublease. No permitted subtenant may as: or encumber its sublease or further sublease all or any portion of its subleased space, or otherwise permit the subleased space or a part of its subleased space to be used or occupied by others, without Landlord's prior written consent in each instance, which con shall not be unreasonably withheld.

        9.2 Submission of Information. If Tenant requests Landlord's consent to a specific assignment or subletting, Tenant will submit in writing to Landlord (a) the name and address of the proposed assignee or subtenant; (b) the business terms of the proposed assignment or sublease; (c) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or sub and as to the nature of its proposed use of the space; (d) banking, financial, or other credit information reasonably sufficient to ex Landlord to determine the financial responsibility and character of the proposed assignee or subtenant; and (e) the proposed form assignment or sublease for Landlord's approval.

        9.3 Payments to Landlord. If Landlord consents to a proposed assignment or sublease, then Landlord will have the right to require Tenant to pay to Landlord a sum equal to (a) any rent or. other consideration paid to Tenant by any proposed transferee that (after deducting the costs of Tenant, if any, in effecting the assignment or sublease, including reasonable alteration costs, commissions legal fees) is in excess of the rent allocable to the transferred space then being paid by Tenant to Landlord pursuant to this

                Lease (b) any other profit or gain (after deducting any necessary expenses incurred) realized by Tenant from any such sublease or assignment; (c) Landlord's reasonable attorneys' fees and costs incurred in connection with negotiation, review, and processing of the transfer. All such sums payable will be payable to Landlord at the time the next payment of monthly rent is due.

        9.4 Prohibited Transfers. The transfer of a majority of the issued and outstanding capital stock of any corporate Tenant or subtenant this Lease, or a majority of the total interest in any partnership, limited liability company or other form of entity that is a Tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, will be deer an assignment of this Lease or of such sublease requiring Landlord's consent in each instance. For purposes of this Article 9, the transfer of outstanding capital stock of any corporate Tenant will not include any sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, effected through the "over-the-counter market" or through any recognized stock exchange.

        9.5 Permitted Transfer. Landlord consents to an assignment of this Lease or sublease of all or part of the Premises to a wholly-owned subsidiary of Tenant or the parent of Tenant or to any corporation into or with which Tenant may be merged or consolidated; provided that Tenant promptly provides Landlord with a fully executed copy of such assignment or sublease and that Tenant is not released from liability under the lease.

10. RULES AND REGULATIONS. Tenant and its employees, agents, licensees, and invitees will at all times observe faithfully, and comply strictly with, the rules and regulations set forth in Exhibit D. Landlord may from time to time reasonably amend, delete, or modify existing and regulations, or adopt reasonable new rules and regulations for the use, safety, cleanliness, and care of the Premises and the Building, and comfort, quiet, and convenience of occupants of the Building. Modifications or additions to the rules and regulations will be effective upon days' prior written notice to Tenant from Landlord. In the event of any breach of any rules or regulations or any amendments or additions to such rules and regulations, Landlord will have all remedies that this Lease provides for default by Tenant, and will in addition have any remedies available at law or in equity, including the right to enjoin any breach of such rules and regulations. Landlord will not be liable to Tenant for violation of such rules and regulations by any other Tenant, its employees, agents, visitors, or licensees or any other person. In the event of. conflict between the provisions of this Lease and the rules and regulations, the provisions of this Lease will govern.

11. COMMON AREAS. As used in this Lease, the term "common areas" means, without limitation, the hallways, entryways, stairs, elevators, driveways, walkways, terraces, docks, loading areas, restrooms, trash facilities, and all other areas and facilities in the Building that are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant with Landlord and other Tenants the Building and their respective employees, invitees, licensees, or other visitors. Landlord grants Tenant, its employees, invitees, licensees. other visitors a nonexclusive license for the term to use the common areas in common with others entitled to use the common areas, subject the terms and conditions of this Lease. Without advance written notice to Tenant, except with respect to matters covered by subsection (a) below, and without any liability to Tenant in any respect, provided Landlord will take no action permitted under this
        Article 11 in such a m~ as to materially impair or adversely affect Tenant's substantial benefit and enjoyment of the Premises, Landlord will have the right to:

        (a) Close off any of the common areas to whatever extent required in the opinion of Landlord and its counsel to prevent a dedication of any of the common areas or the accrual of any rights by any person or the public to the common areas;

        (b) Temporarily close any of the common areas for maintenance, alteration, or improvement purposes; and

        (c) Change the size, use, shape, or nature of any such common areas, including erecting additional buildings on the common areas, expanding the existing Building or other buildings to cover a portion of the common areas, converting common a to a portion of the Building or other buildings, or converting any portion of the Building (excluding the Premises) or other buildings to common areas. Upon erection of any additional buildings or change in common areas, the portion of the land upon which buildings or structures have been erected will no longer be deemed to be a part of the common areas. In the event of any such changes in the size or use of the Building or common areas of the Building, Landlord will make an appropriate adjustment in the rentable area of the Building or the Building's pro rata share of exterior common areas of Building, as appropriate, and a corresponding adjustment to Tenant's share of the operating expenses payable pursuant 1 Article 5 of this Lease.

12.     LANDLORD'S SERVICES

        12.1 Landlord's Repair and Maintenance. Landlord will maintain, repair and restore the common areas of the Building, including lobbies, stairs, elevators, corridors, and restrooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure of the Building in reasonably good order and condition.

        12.2    Landlord's Other Services

                (a) Landlord will furnish the Premises with those services customarily provided in comparable office buildings in the vicinity the Building, including without limitation
                        (1) electricity for lighting and the operation of low wattage office machines (such as desktop microcomputers, desktop calculators, and typewriters) during business hours (as that term is defined below), although Landlord will not be obligated to furnish more power to the Premises than is proportionally allocated to the Premises under the Building design; (2) heat/air conditioning reasonably required for the comfortable occupation of the Premises during business hours; (3) access and elevator service; (4) lighting replacement during business hours (for building standard lights, but not for any special Tenant lights, which will be replaced at Tenants sole cost and expense); (5) restroom supplies; (6) window washing with reasonable frequency, as determined by Landlord; and (7) daily cleaning service on weekdays. Landlord may provide, but will not be obligated to provide, any such services (except access and elevator service) on holidays or weekends.

                (b) Tenant will have the right to purchase for use during business hours and nonbusiness hours the services described in clauses (a)(l) and (2) in excess of the amounts Landlord has agreed to furnish so long as (1) Tenant gives Landlord reasonable ~ written notice of its desire to do so; (2) the excess services are reasonably available to Landlord and to the Premises; and (3) Tenant pays as additional rent (at the time the next payment of monthly rent is due) the cost of such excess service ft time to time charged by Landlord; subject to the procedures established by Landlord from time to time for providing such additional or excess services.

        12.3 Tenant's Costs. If Landlord reasonably believes that Tenant is using more power than Landlord furnishes pursuant to Section 12 Landlord may install separate meters of Tenant's power usage, and Tenant will pay for the cost of such excess power as additional together with the cost of installing any risers, meters, or other facilities that may be necessary to furnish or measure such excess p to the Premises.

        12.4 Limitation on Liability. Landlord will not be in default under this Lease or be liable to Tenant or any other person for direct or consequential damage, or otherwise, for any failure to supply any heat, air conditioning, elevator, cleaning, lighting, security; for surges or interruptions of electricity; or for other services Landlord has agreed to supply during any period when Landlord uses reasonable diligence to supply such services. Landlord will use reasonable efforts to diligently remedy any interruption in the furnishing of such services. Landlord reserves the right temporarily to discontinue such services at such times as may be necessary reason of accident; repairs, alterations OR improvements; strikes; lockouts; riots; acts of God; governmental preemption in connection with a national or local emergency; any rule, order, or regulation of any governmental agency; conditions of supply and demand make any product unavailable; Landlord's compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary governmental energy conservation program at the request of or with consent or acquiescent Tenant; or any other happening beyond the control of Landlord. Landlord will not be liable to Tenant or any other person or tenant direct or consequential damages resulting from the admission to or exclusion from the Building of any person. In the event of invasion, mob, riot, public excitement, strikes, lockouts, or other circumstances rendering such action advisable in Landlord's so] opinion, Landlord will have the right to prevent access to the Building during the continuance of the same by such means as Landlor in its sole discretion, may deem appropriate, including without limitation locking doors and closing parking areas and other com areas. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance permitted under this Article 12, nor will such discontinuance in any way be construed as an eviction of Tenant to an abatement of rent or operate to release Tenant from any of Tenant's obligations under this Lease.

13. TENANT'S CARE OF THE PREMISES. Tenant will maintain the Premises (including, without limitation, Tenant's equipment, person property, and trade fixtures located in the Premises, as well as all interior doors and walls, plumbing and plumbing fixtures located in the Premises or for a specific benefit of the Premises, as opposed to the Building as a whole) in their condition at the time they delivered to Tenant, reasonable wear and tear excluded. Tenant will immediately advise Landlord of any damage to the Premises or the Building. All damage or injury to the Premises, the Building, or the fixtures, appurtenances, and equipment in the Premises or the Building is caused by Tenant, its agents, employees, or invitees may be repaired, restored, or replaced by Landlord, at the expense of Tenant. Such expense (plus 15 percent of such expense for Landlord's overhead) will be collectible as additional rent and will be paid by Tenant within days after delivery of a statement for such expense.

14.     ALTERATIONS

        14.1    General

                (a) During the Term, Tenant will not make or allow to be made any alterations, additions, or improvements to or of the P or any part of the Premises, or attach any fixtures or equipment to the Premises, without first obtaining Landlord's written consent. All such alterations, additions, and improvements consented to by Landlord, and capital improvements that are required to be made to the Building as a result of the nature of Tenant's use of the Premises:

                        (1) Will be performed by contractors approved by Landlord and subject to conditions specified by Landlord (which may including requiring the posting of a mechanic's or materialmen's lien bond);

                        (2) At Landlord's option, will be made by Landlord for Tenant's account, and Tenant will reimburse Landlord for their cost (including 15 percent for Landlord's overhead) within ten days after receipt of a statement of such cost; and

                        (3) All such alterations, additions or improvements shall be made in a good and workmanlike manner and shall comply with a applicable laws, codes, ordinances, rules and regulations.

                (b) Subject to Tenant's rights in Article 16, all alterations, additions, fixtures, and improvements, whether temporary or permanent in character, made in or upon the Premises either by Tenant or Landlord, will immediately become Landlord's property and at the end of the term will remain on the Premises without compensation to Tenant. unless Landlord demand their removal. Upon expiration or sooner termination of the lease term, Tenant shall, at Tenant's cost and expense, with al due diligence, remove any alterations, additions or improvements made by Tenant and designated by Landlord to be removed; provided, however, that Landlord gives Tenant not less than 15 days advance written notice.

        14.2 Freestanding Partitions. Tenant will have the right to install freestanding work station partitions, without Landlord's prior written consent, so long as no building or other governmental permit is required for their installation or relocation; however, if a permit is required, Landlord will not unreasonably withhold its consent to such relocation or installation. The freestanding work station partitions for which Tenant pays will be part of Tenant's trade fixtures for all purposes under this Lease. All other partitions installing in the Premises are and will be Landlord's property for all purposes under this Lease.

        14.3 Removal. If Landlord has required Tenant to remove any or all alterations, additions, fixtures, and improvements that are made in upon the Premises pursuant to this Article 14 prior to the Expiration Date, Tenant will remove such alterations, additions, fixtures, improvements at Tenant's sole cost and will restore the Premises to the condition in which they were before such alterations, additional fixtures, improvements, and additions were made, reasonable wear and tear excepted.

15. MECHANICS' LIENS. Tenant will pay or cause to be paid all costs and charges for work (a) done by Tenant or caused to be done by Tenant, in or to the Premises, and (b) for all materials furnished for or in connection with such work. Tenant will indemnify Landlord against and h Landlord, the Premises, and the Building free, clear, and harmless of and from all mechanics' liens and claims of liens, and all other liabilities liens, claims, and demands on account of such work by or on behalf of Tenant, other than work performed by Landlord pursuant to the Workletter. If any such lien, at any time, is filed against the Premises or any part of the Building or land, Tenant will cause such lien to be discharged of record within ten days after the filing of such lien, except that if Tenant desires to contest such lien, it will furnish Landlord, within such ten day period, security reasonably satisfactory to Landlord of at least 150% of the amount of the claim, plus estimated costs an interest, or comply with such statutory procedures as may be available to release the lien. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant will pay and satisfy the same at once, If Tenant fails to pay any charge for which a mechanics' lien has been filed, and has not given Landlord security as described above, or has not complied with such statutory procedures may be available to release the lien, Landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with reasonable attorneys' fees incurred in connection with such lien, will be immediately due from Tenant to Landlord as additional rent. Nothing contained in this Lease will be deemed the consent or agreement of Landlord to subject Landlord's interest in the Building or land I liability under any mechanics' or other lien law. If Tenant receives written notice that a lien has been or is about to be filed against the Premises, Building or land, or that any action affecting title to the Building or land has been commenced on account of work done by or for or material furnished to or for Tenant, it will immediately give Landlord written notice of such notice. At least I S days prior to the commencement of work (including but not limited to any maintenance, repairs, alterations, additions, improvements, or installations) in or to the Premises, by Tenant, Tenant will give Landlord written notice of the proposed work and the names and addresses of the persons supplying labor and mat for the proposed work. Landlord will have the right to post notices of nonresponsibility or similar written notices on the Premises in order protect the Premises against any such liens.

16. END OF TERM. At the end of this Lease, Tenant will promptly quit and surrender the Premises broom clean, in good order and repair, ordinary wear and tear excepted. If Tenant is not then in default, Tenant may remove from the Premises any trade fixtures. equipment, and movable furniture placed in the Premises by Tenant, whether or not such trade fixtures or equipment are fastened to the Building; Tenant not remove any trade fixtures or equipment without Landlord's prior written consent if such fixtures or equipment are used in the operation the Building, or if the removal of such fixtures or equipment will result in impairing the structural strength of the Building. Whether or not Tenant is in default, Tenant will remove such alterations, additions, improvements, trade fixtures, equipment, and furniture as Landlord have requested in accordance with Article 14. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture. alterations, additions, and improvements. All trade fixtures, equipment, furniture, inventory, effects, alterations, additions, and improvements on the Premises after the end of the term will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without written notice to Tenant or any other person and without obligation to account for them. Tenant will pay Landlord for all expenses incurred in connection with the removal of such property, including but not limited to the cost of repairing any damage to the Building or premises caused by the removal of such property. Tenant's obligation to observe and perform this covenant will survive the expiration or other termination of this Lease,

17. EMINENT DOMAIN. If all of the Premises are taken by exercise of the power of eminent domain (or conveyed by Landlord in lieu of such exercise) this Lease will terminate on a date (the "termination date") which is the earlier of the date upon which the condemning authority takes possession of the Premises or the date on which title to the Premises is vested in the condemning authority. If more than 25 percent of the rentable area of the Premises is so taken, Tenant will have the right to cancel this Lease by written notice to Landlord given within 20 days after the termination date. If less than 25 percent of the rentable area of the Premises is so taken, or if the Tenant does not cancel this Lease according to the preceding sentence, the monthly rent will be abated in the proportion of the rentable area of the Premises so taken to the rentable area of the Premises immediately before such taking, and Tenant's share will be appropriately recalculated. If 25 percent or more of the Building or to land is so taken, Landlord may cancel this Lease by written notice to Tenant given within 30 days after the termination date. In the event of ax such taking, the entire award will be paid to Landlord and Tenant will have no right or claim to any part of such award; however, Tenant will have the right to assert a claim against the condemning authority in a separate action, so long as Landlord's award is not otherwise reduced, for Tenant's moving expenses and leasehold improvements owned by Tenant.

18.     DAMAGE AND DESTRUCTION

        (a) If the Premises or the Building are damaged by fire or other insured casualty, Landlord will give Tenant written notice of time which will be needed to repair such damage, as determined by Landlord in its reasonable discretion, and the election any) which Landlord has made according to this Article 18. Such notice will be given before the 30th day (the "notice cia after the fire or other insured casualty.

        (b) If the Premises or the Building are damaged by fire or other insured casualty to an extent which may be repaired within 1 days after the notice date, as reasonably determined by Landlord, Landlord will promptly begin to repair the damage after the notice date and will diligently pursue the completion of such repair. In that event this Lease will continue in full force and effect except that monthly rent will be abated on a pro rata basis from the date of the damage until the date of the completion of such repairs (the "repair period") based on the proportion of the rentable area of the Premises Tenant is urn to use during the repair period.

        (c) If the Premises or the Building are damaged by fire or other insured casualty to an extent that may not be repaired within days after the notice date, as reasonably determined by Landlord, then (1) Landlord may cancel this Lease as of the date such damage by written notice given to Tenant on or before the notice date or (2) Tenant may cancel this Lease as of the of such damage by written notice given to Landlord within ten days after Landlord's delivery of a written notice that the repairs cannot be made within such 120 day period. If neither Landlord nor Tenant so elects to cancel this Lease,

                Landlord will diligently proceed to repair the Building and Premises and monthly rent will be abated on a pro rata basis during the repair period based on the proportion of the rentable area of the Premises Tenant is unable to use during the repair period

        (d)     Notwithstanding the provisions of subparagraphs (a), (b), and
                (c) above, if the Premises or the Building are damaged by uninsured casualty, or if the proceeds of insurance are insufficient to pay for the repair of any damage to the Premises or Building, Landlord will have the option to repair such damage or cancel this Lease as of the date of such casualty by written notice to Tenant on or before the notice date.

        (e) If any such damage by fire or other casualty is the result of the willful conduct or negligence or failure to act of Tenant, agents, contractors, employees, or invitees, there will be no abatement of monthly rent as otherwise provided for in this
                Article 18. Tenant will have no rights to terminate this Lease on account of any damage to the Premises, the Building, land, except as set forth in this Lease.

19.     SUBORDINATION

        19.1 General. This Lease and Tenant's rights under this Lease are subject and subordinate to any ground or underlying lease, mortgage indenture, deed of trust, or other lien encumbrance (each a "superior lien"), together with any renewals, extensions, modifications consolidations, and replacements of such superior lien, now or after the date affecting or placed, charged. or enforced against the or all or any portion of the Building or any interest of Landlord in them or Landlord's interest in this Lease and the leasehold estate created by this Lease (except to the extent any such instrument expressly provides that this Lease is superior to such instrument). provision will be self-operative and no further instrument of subordination will be required in order to effect it. notwithstanding foregoing, Tenant will execute, acknowledge, and deliver to Landlord, within five days after written demand by Landlord, such documents as may be reasonably requested by Landlord or the holder of any superior lien to confirm or effect any such subordination.

        19.2 Attornment and Nondisturbance. Tenant agrees that in the event that any holder of a superior lien succeeds to Landlord's interest the Premises, Tenant will pay to such holder all rents subsequently payable under this Lease. Further, Tenant agrees that in the eve of the enforcement by the holder of a superior lien of the remedies provided for by law or by such superior lien, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of and attorney to such successor in interest without change in the terms or provisions of this Lease. Such successor in interest will n be bound by:

                (a) Any payment of rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease;

                (b) Any amendment or modification of this Lease made without the written consent of such successor in interest (if such consent was required under the terms of such superior lien);

                (c) Any claim against Landlord arising prior to the date on which such successor in interest succeeded to Landlord's interest

                (d)     Any claim or offset of rent against the Landlord.

        Upon request by such successor in interest and without cost to Landlord or such successor in interest, Tenant will, within 20 days after written demand, execute, acknowledge, and deliver an instrument or instruments confirming the attornment, so long as such instrument provides the such successor in interest will not disturb Tenant in its use of the Premises in accordance with this Lease.

20. ENTRY BY LANDLORD. Landlord, its agents, employees, and contractors may enter the Premises at any time in response to an emergency and at reasonable hours to:

                (a)     Inspect the Premises;

                (b) Show the Premises to prospective purchasers, lenders, or Tenants;

                (c) Determine whether Tenant is complying with all its obligations in this Lease;

                (d) Supply cleaning service and any other service to be provided by Landlord to Tenant according to this Lease;

                (e) Post written notices of nonresponsibility or similar notices; or

                (f) Make repairs required of Landlord under the terms of this Lease or make repairs to any adjoining space or utility service make repairs, alterations, or improvements to any other portion of the Building;

                        however, all such work will be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible.

        Tenant, by this Article 20. waives any claim against Landlord, its agents, employees, or contractors for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by any en accordance with this Article 20. Landlord will ax all times have and retain a key with which to unlock all of the doors in, on, or about the Premises (excluding Tenant's vaults, safes, and similar areas designated in writing by Tenant in advance). Landlord will have the right to u any and all means Landlord may deem proper to open doors in and to the Premises in an emergency in order to obtain entry to the Premises provided that Landlord will promptly repair any damages caused by any forced entry. Any entry to the Premises by Landlord in accordance this Article 20 will not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion of the Premises, nor will any such entry entitle Tenant to damages or an abatement monthly rent, additional rent, or other charges that this Lease requires Tenant to pay.

21.     INDEMNIFICATION, WAIVER, AND RELEASE

        21.1 Indemnification. Except for any injury or damage to persons or property on the Premises that is proximately caused by or result proximately from the negligence or deliberate act of Landlord, its employees, or agents, and subject to the provisions of Section ~ Tenant will neither hold nor attempt to hold Landlord, its employees, or agents liable for, and Tenant will indemnify and hold hax Landlord, its employees, and agents from and against, any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), liabilities, judgments, and expenses (including without limitation reasonable attorneys' fees) incurred in connection with or arising from:

                (a) The use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under
                        Tenant:

                (b) Any activity, work, or thing done or permitted by Tenant in or about the Premises, the Building, or the land;

                (c) Any breach by Tenant or its employees, agents, contractors, or invitees of this Lease; and

                (d) Any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, or invitees entering upon the Premises under the express o~ implied invitation of Tenant.

                If any action or proceeding is brought against Landlord, its employees, or agents by reason of any such claim for which Tenant has indemnified Landlord, Tenant, upon written notice from Landlord, will defend the same at Tenant's expense, with counsel reasonably satisfactory to Landlord.

        21.2 Waiver and Release. Tenant, as a material part of the consideration to Landlord for this Lease, by this Section 21.2 waives and releases all claims against Landlord, its employees, and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease.

22. SECURITY DEPOSIT. Tenant has deposited the security deposit with Landlord as security for the full, faithful, and timely performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limit to the provisions relating to the payment of rent, Landlord may use, apply, or retain all or any part of the security deposit for the payment of a rent, or any other sum in default, or for the payment of any other amount Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage Landlord may suffer by reason of Tenant's default. If any portion of the security deposit is so used, applied, or retained, Tenant will within five days after written demand deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Landlord will not be required to keep the security deposit separate from its general funds, and Tenant will not be entitled to interest on the security deposit. The security deposit will not be deemed a limitation on Landlord's damages or a payment of liquidated damages or a payment of the monthly rent due for the last month of the term. If Tenant fully, faithfully, and timely performs every provision of this Lease to be performed by it, the security deposit or any balance of the security deposit will be returned to Tenant within 60 days after the expiration of the Term. Landlord may deliver the funds deposited under this Lease by Ten to the purchaser of the Building in the event the Building is sold, and after such time Landlord will have no further liability to Tenant with respect to the security deposit.

23. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that so long as Tenant pays the rent and observes and performs all the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant's possession will not be disturbed by anyone claiming by, through, or under Landlord.

24. EFFECT OF SALE. A sale, conveyance, or assignment of the Building will operate to release Landlord from liability from and after the effective date of such sale, conveyance, or assignment upon all of the covenants, terms, and conditions of this Lease, express or implied, excise those liabilities that arose prior to such effective date, and, after the effective date of such sale, conveyance, or assignment, Tenant will look solely to Landlord's successor in interest in and to this Lease. This Lease will not be affected by any such sale, conveyance, or assignment, Tenant will attorn to Landlord's successor in interest to this Lease, so long as such successor in interest assumes Landlord's obligations under this Lease from and after such effective date.

25.     DEFAULT

        25.1 Events of Default. The following events are referred to, collectively, as "events of default" or, individually, as an "event of default":

                (a) Tenant defaults in the due and punctual payment of rent, and such default continues for three days after written notice from Landlord; however, Tenant will not be entitled to more than one written notice for monetary defaults during any 12-mot period, and if after such written notice any rent is not paid when due, an event of default will be considered to have occupy without further notice;

                (b) Tenant vacates or abandons the Premises or fails to operate its business on the Premises:

                (c) ThisLease or the Premises or any part of the Premises are taken upon execution or by other process of law directed against Tenant, or are taken upon or subject to any attachment by any creditor of Tenant or claimant against Tenant, and said attachment is not discharged or disposed of within 15 days after its levy;

                (d) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or is dissolved or makes an assignment for the benefit of creditors;

                (e) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of the property of Tenant, and such proceeding is not dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment;

                (f) Tenant makes, causes to be made or suffers to exist on the Premises noise of any type (including music) that, in the opinion of Landlord, could reasonably be expected to interfere with the rights of quiet enjoyment of other tenants in the Building, and such default continues or occurs for ten days after written notice from Landlord; however, Tenant will not be entitled more than one written notice of such defaults during any 12 month period, and if after such written notice a default under this provision exists or occurs, an Event of Default will be considered to have occurred without further notice;

                (g) Tenant breaches any of the other agreements, terms, covenants, or conditions that this Lease requires Tenant to perform, on such breach continues for a period of 30 days after written notice from Landlord to Tenant or, if such breach cannot be cut reasonably within such 30 day period, if Tenant fails to diligently commence to cure such breach within 30 days after writ notice from Landlord and to complete such cure within a reasonable time thereafter (not to exceed 90 days).

        25.2 Landlord's Remedies. If any one or more events of default set forth in Section 25.1 occurs then Landlord has the right, at its elect.

                (a) To give Tenant written notice of Landlord's intention to terminate this Lease on the earliest date permitted by law or on at later date specified in such notice, in which case Tenants right to possession of the Premises will cease and this Lease will terminated, except as to Tenant's liability, as if the expiration of the term fixed in such notice were the end of the term;

                (b) Without further demand or notice, to reenter and take possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary. without being liable for prosecution, without being deemed guilty of any manner trespass. and without prejudice to any remedies for arrears of monthly rent or other amounts payable under this Lease or result of any preceding breach of covenants or conditions; or

                (c) Without further demand or notice to cure any event of default and to charge Tenant for the cost of effecting such cure, including without limitation reasonable attorneys' fees and interest on the amount so advanced at the rate of 15 percent p annum, provided that Landlord will have no obligation to cure any such event of default of Tenant.

                Should Landlord elect to reenter as provided in subsection (b), or should Landlord take possession pursuant to legal proceedings c pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or and part of the Premises in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater o than the period which would otherwise have constituted the balance of the term) and on such conditions and upon such other term (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its reasonable discretion, may determine, and Landlord may collect and receive the rent. Landlord will in no way be responsible or liable for any failure to relet Premises, or any part of the Premises, or for any failure to collect any rent due upon such reletting. No such reentry or taking possession of the Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No written notice from Landlord under this Section or under a forcible or unlawful or and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically 54 states. Landlord reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in such notice.

        25.3 Certain Damages. In the event that Landlord does not elect to terminate this Lease as permitted in Section 25.2(a), but on the contrary elects to take possession as provided in Section 25.2(b), Tenant will pay to Landlord monthly rent and other sums as promise in this Lease that would be payable under this Lease if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's reasonable expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration and repair costs, and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing to the Premises covered by such new lease include other premises not part of the Premises, a fair apportionment of the rent received such reletting and the expenses incurred in connection with such reletting as provided in this Section will be made in determining net proceeds from such reletting, and any rent concessions will be equally apportioned over the term of the new lease. Tenant w such rent and other sums to Landlord monthly on the day on which the monthly rent would have been payable under this Lease possession had not been retaken, and Landlord will be entitled to receive such rent and other sums from Tenant on each such day.

        25.4 Continuing Liability After Termination. If this Lease is terminated on account of the occurrence of an event of default. Tenant will remain liable to Landlord for damages in an amount equal to monthly rent and other amounts that would have been owing by Tenant for the balance of the term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord's expenses in connection with such reletting, including without limitation the expenses enumerated in Section 25.3. Landlord will be entitled to collect such damages from Tenant monthly on the day on which monthly rent and other amounts would have been payable under this Lease if this Lease had not been terminated and Landlord will be entitled to receive such monthly rent and other amounts from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord will be entitled to recover against Tenant as damages for loss 01 the bargain and not as a penalty:

                (a) The worth at the time of award of the unpaid rent that had been earned at the time of termination;

                (b) The worth at the time of award of the amount by which the unpaid rent that would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term of this Lease (had the same not been so terminated by Landlord) after the time of award exceeds the amount of such rental loss that Tenant prove could be reasonably avoided;

                (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which would be likely to result therefrom.

                The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above is computed by adding interest at the rate of 15 percent per annum on the date on which this Lease is terminated from the date of termination until the time of the award. The "worth at the time of award" of the amount referred to in clause (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus 1 percent.

        25.5 Cumulative Remedies. Any suit or suits for the recovery of the amounts and damages set forth in Sections 25.3 and 25.4 may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease will be deemed to require Landlord to aware the date upon which this Lease or the term would have expired had there occurred no event of default. Each right and remedy provided for in this Lease is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after lease date existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any or more of the rights or remedies provided for in this Lease or at law, in equity or by statute or otherwise will not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease, at law or in equity or by statute or otherwise. All costs incurred by Landlord in collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees from the date any such matte turned over to an attorney, whether or not one or more actions are commenced by Landlord, will also be recoverable by Landlord from Tenant.

        25.6 Waiver of Redemption. Tenant waives any right of redemption arising as a result of Landlord's exercise of its remedies under this Article 25.

        25.7 Late Charges. Tenant acknowledges that late payment by Tenant to Landlord of rent and other sums due under this Lease will cat Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. These c include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the tern any mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or other sums due from Tenant shall n be received by Landlord or Landlord's agent within five days after the amount shall be due or if payment is made with a check that returned for lack of sufficient funds, then without any requirement of notice to Tenant, Tenant shall pay to Landlord a late charge equal to the greater of 10 percent of the delinquent amount or $75, plus 1 percent per month interest on the delinquencies from the due until payment. The parties agree that this late charge plus interest represents fair and reasonable estimate of the cost Landlord incur by reason of late payment by Tenant. Acceptance of the late charge by Landlord shall in no event constitute a waiver of Tens default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights or remedies granted to Landlord under this Lease, or at law or equity.

        25.8 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in any event 30 days after written notice by certified mail by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing Said notice shall specify wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord obligation is such that more than 30 days are required for performance, then Landlord shall not be in default if Landlord commence performance within such 30-day period and thereafter diligently prosecutes the same to completion. Tenant further agrees not to invoke any of its remedies under this Lease until said 30 days have elapsed. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default and Tenant's remedies shall be limited to damages and/or an injunction; and in no case may the Tenant withhold rent or claim a set-off or deduction from rent.

26. PARKING. Tenant will be entitled to use the parking spaces during the Term subject to the rules and regulations set forth in Exhibit D. and amendments or additions to them. The parking charges set forth in
        Section 1.1, if any, will be due and payable in advance at the same time and place as monthly rent. The parking spaces will be unassigned, nonreserved, and nondesignated. Landlord reserves the right to adjust the parking charges in Landlord's sole discretion at any time after 30 days' prior written notice. Twenty-four hour parking on the real property up which the Premises are located shall not be permitted by Tenant, its employees, agents or invitees.

27.     MISCELLANEOUS

        27.1 No Offer. This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlor any way until Tenant has duly executed and delivered duplicate originals to Landlord and Landlord has executed and delivered onto such originals to Tenant.

        27.2 Joint and Several Liability. If Tenant is composed of more than one signatory to this Lease, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this

                Lease. The act of, written notice to, written notice from, refund to. or signature of any signatory to this Lease (including without limitation modifications of this Lease made b fewer than all such signatories) will bind every other signatory as though every other signatory had so acted, or received or given written notice or refund, or signed.

        27.3 No Construction Against Drafting Party. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord has prepared

        27.4 Time of the Essence. Time is of the essence of each and every provision of this Lease.

        27.5 No Recordation. A short form memorandum of this Lease may be recorded at the request of either party, and at the requesting p expense.

        27.6 No Waiver. The waiver by Landlord of any agreement, condition, or provision contained in this Lease will not be deemed to be waiver of any subsequent breach of the same or any other agreement, condition, or provision contained in this Lease, nor will and custom or practice that may grow up between the parties in the administration of the terms of this Lease be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease. The subs acceptance of rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition provision of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge such preceding breach at the time of acceptance of such rent.

        27.7 Limitation on Recourse. Tenant specifically agrees to look solely to Landlord's interest in the Building and land for the recover any judgments from Landlord. It is agreed that Landlord (and its shareholders, venturers, members and partners, and their shareholders, venturers, members and partners and all of their officers, directors, and employees) will not be personally liable for such judgments. The provisions contained in the preceding sentences are not intended to and will not limit any right that Tenant otherwise have to obtain injunctive relief against Landlord or relief in any suit or action in connection with enforcement or collect of amounts that may become owing or payable under or on account of insurance maintained by Landlord.

        27.8 Estoppel Certificates. At any time and from time to time but within five days after prior written request by Landlord, Tenant V execute, acknowledge, and deliver to Landlord, promptly upon request. a certificate certifying (a) that this Lease is unmodified full force and effect or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the d~ nature of each modification; (b) the date, if any, to which rent and other sums payable under this Lease have been paid; (c) that written notice of any default has been delivered to Landlord which default has not been cured, except as to defaults specified in certificate; (d) that there is no event of default under this Lease or an event which, with notice or the passage of time, or both, w result in an event of default under this Lease, except for defaults specified in said certificate; and (e) such other matters as may 1 reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser or existing or prospect mortgagee or beneficiary under any deed of trust of the Building or any part of the Building. Tenant's failure to deliver such a certificate within such time will be conclusive evidence of the matters set forth in it.

        27.9    Waiver of Jury Trial. LANDLORD, TENANT AND GUARANTOR BY THIS
                SECTION 27.9 WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING. OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES TO THE LEASE AGAINST OTHER ON ANY Mailers WHATSOEVER ARlSING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE. THIS RELATIONSHIP OF LANDLORD AND TENANT, TENANTS USE OR OCCUPANCY OF THE PREMISES, OR ANY OTHER CLAIMS (EXCEPT CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE), AND ANY EMERGENCY STATUTORY' OR ANY OTHER STATUTORY REMEDY.

        27.10 No Merger. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, (a) terminate all or any subleases and subtenancies or (b) operate as an assignment to Landlord of all or any subleases or subtenancies Landlord's option under this
                Section 27.10 will be exercised by written notice to Tenant and all known sublessees or subtenants in Premises or any part of the Premises.

        27.11 Holding Over. Tenant will have no right to remain in possession of all or any part of the Premises after the expiration of the term. Tenant remains in possession of all or any part of the Premises after the expiration of the term, with the express or implied consent Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute renewal or extension of this Lease for any further term; and (c) such tenancy may be terminated by Landlord upon the earlier of 30 days' prior written notice or the earliest date permitted by law. In such event, monthly rent will be increased to an amount equal to 150% of the monthly rent payable during the last month of the term, and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy will be subject to every other term, condition, and covenant contained in this Lease.

        27.12 Notices. Any notice, request, demand, consent, approval, or other communication required or permitted under this Lease must be writing and will be deemed to have been given when personally delivered, sent by facsimile with receipt acknowledged, deposited with any nationally recognized overnight carrier that routinely issues receipts, or deposited in any depository regularly maintained the United States Postal Service, postage prepaid, certified mail, return receipt requested, addressed to the party for whom it is intended at its address set forth in
                Section 1. 1. Either Landlord or Tenant may add additional addresses or change its address for purposes of receipt of any such communication by giving ten days' prior written notice of such change to the other party in the ma prescribed in this
                Section 27. 12.

        27.13 Severability. If any provision of this Lease proves to be illegal, invalid, or unenforceable, the remainder of this Lease will not be affected by such finding, and in lieu of each provision of this Lease that is illegal, invalid, or unenforceable a provision will be ad as a part of this Lease as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid enforceable.

        27.14 Written Amendment Required. No amendment, alteration, modification of, or addition to this Lease will be valid or binding and expressed in writing and signed by Landlord and Tenant. Tenant agrees to make any modifications of the terms and provisions of Lease required or requested by any lending institution providing financing for the Building, or project, as the case may be, provide that no such modifications will materially adversely affect Tenant's rights and obligations under this Lease.

        27.15 Entire Agreement. This Lease, the exhibits and addenda, if any, contain the entire agreement between Landlord and Tenant. No promises or representations, except as contained in this Lease, have been made to Tenant respecting the condition or the manner of operating the Premises, the Building, or the project.

        27.16 Captions. The captions of the various articles and sections of this Lease are for convenience only and do not necessarily define, 1 describe, or construe the contents of such articles or sections.

        27.17 Authority. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to d by requisite action of the board of directors, partners or members, as the case may be, and agree upon request to deliver to Landlord resolution or similar document to that effect.

        27.18 Brokers. Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated v any broker or finder with regard to the Premises except the broker named in Section 1.1, if any. Each of them will indemnify the against and hold the other harmless from any claims for fees or commissions from anyone with whom either of them has consulted negotiated with regard to the Premises except the broker. Landlord will pay any fees or commissions due the broker.

        27.19 Governing Law. This Lease will be governed by and construed pursuant to the laws of the State of Washington.

        27.20 No Easements for Air or Light. Any diminution or shutting off of light, air, or view by any structure that may be erected on Ian adjacent to the building will in no way affect this Lease or impose any liability on Landlord.

        27.21 Tax Credits. Landlord is entitled to claim all tax credits and depreciation attributable to leasehold improvements in the Premises. Promptly after Landlord's demand, Landlord and Tenant will prepare a detailed list of the leasehold improvements and fixtures and their respective costs for which Landlord or Tenant has paid. Landlord will be entitled to all credits and depreciation for those items for which Landlord has paid by means of any Tenant finish allowance or otherwise. Tenant will be entitled to any tax credits and depreciation for all items for which Tenant has paid with funds not provided by Landlord.

        27.22 Relocation of the Premises. Landlord reserves the right to relocate the Premises to substantially comparable space within the Building, pursuant to this Section 27.22. Landlord will give Tenant a written notice of its intention to relocate the Premises, and Tenant will complete such relocation within 60 days after receipt of such written notice. If the space to which Landlord proposes to relocate Tenant is not substantially comparable to the Premises, Tenant may so notify Landlord, and if Landlord fails to offer space satisfactory to Tenant, Tenant may terminate this Lease effective as of the 30th day after the date of Landlord's initial written notice. Tenant does relocate within the Building, then effective on the date of such relocation this Lease will be amended by deleting the description of the original Premises and substituting for it a description of such comparable space. Landlord agrees to reimburse Tenant for its actual reasonable moving costs to such other space within the Building, the reasonable costs of reprinting stationery, 2 the costs of rewiring the new premises for telephone and computers comparably to the original Premises.

        27.23 Landlord's Fees. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Less Tenant will reimburse Landlord for all of Landlord's reasonable costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, within ten days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

        27.24 Binding Effect. The covenants, conditions, and agreements contained in this Lease will bind and inure to the benefit of Landlord Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Leas their assigns.

        27.25 Guarantor. In the event that there is a Guarantor of this Lease, Guarantor hereby agrees to jointly and severally perform all payment and other obligations of Tenant under this Lease. Guarantor waives all suretyship defenses that would otherwise be available to Guarantor.

        27.26 Disclosure of Agency Representation. At the signing of this Lease Agreement, Morris Piha Management Group, Inc. represented Landlord. Each party signing this document confirms that prior oral and/or written disclosure of agency was provided to them in transaction.

        27.27 Confidentiality. Tenant agrees not to disclose the terms and conditions of this Lease to a third party without the written consent Landlord.

        27.28 Rules of Construction. The parties agree that (a) in the event of any inconsistency between the provisions of Section 1 and the
                o provisions of this Lease, the other provisions of this Lease shall govern; (b) in the event of any inconsistency between the provisit of the body of this Lease and the Riders and workletters attached hereto, the provisions set forth in the Riders and workletters shall govern; (c) in the event of any ambiguity regarding which party is responsible for costs or expenses, Tenant shall be responsible; (d) ambiguities shall not be construed against the party that drafted this Lease.

        IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first above written.

                                            LANDLORD:  MORRIS PIHA REAL ESTATE
                                            SERVICES, INC.

                                            By:                  /s/
                                               ---------------------------------

                                            Title:   President
                                                  ------------------------------

                                            TENANT:  VIRAGE LOGIC CORPORATION

                                            By:                  /s/
                                               ---------------------------------

                                            Title:   President & CEO
                                                  ------------------------------

                                            THE OBLIGATIONS OF TENANT ARE
                                            GUARANTEED BY:

                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------

                                    EXHIBIT B

                                LEGAL DESCRIPTION


        DESCRIPTION:

        THAT PORTION OF THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER OF
SECTION 10, TOWNSHIP 24 NORTH, RANGE 5 EAST WM., IN KING COUNTY, WASHINGTON, LYING SOUTHERLY OF SR-90, WESTERLY OF THE 136TH UNDERCROSSING AND NORTHERLY OF A LINE 30 FEET NORTHERLY OF AND PARALLEL TO THE FR-6 LINE.

        ALL AS SHOWN SHEETS 4, 5, AND 6 OF 25 SHEETS, SR-90 M.P. 7.71 TO M.P.
11.73 (RICHARDS ROAD TO LAKE SAMMAMISH).

        SITUATE IN THE COUNTY OF KING, STATE OF WASHINGTON.

                                    EXHIBIT C

                                   WORKLETTER

This workletter is attached to and forms a part of that certain office lease dated ___________________ ("Lease"), pursuant to which Landlord has lease to Tenant office space in the Building to be known as:

        PROJECT: Virage Logic Corporation         ADDRESS: 14100 SE 36th Street. Suite 205
                 ------------------------                  -------------------------------

The Landlord agrees to provide the Leased premises in the following condition:

          ____ STANDARD IMPROVEMENTS (As Is)

           X   STANDARD IMPROVEMENTS (As Is) PLUS THOSE SHOWN BELOW


LANDLORD AT LANDLORD'S sole cost and expense shall:

1)      Install new carpet throughout the space according to building standards.

2)      Remove walls indicated on attached floor plan.

3) Build an 8 x 12 room with a sink and lower cabinets. The exact location is further described on the attached floor plan on Exhibit A.

                                    EXHIBIT D
                              RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside the Building without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture advertisement, name or notice without notice to and at the expense of Tenant.

        All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

        Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises; provided, however, that Landlord may furnish and install a Building standard window covering at all exterior windows. Tenant shall not without prior written consent of Landlord cause or otherwise sunscreen any window.

2. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purposes other than for ingress and egress from their respective Premises.

3. Tenant shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the Premises.

4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed ant foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.

5. Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

6. No furniture, freight or equipment of any kind shall be brought into the Building without the prior notice to Landlord and all moving of the same or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the we size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out
        o Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to pro distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

7. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises occupied or used in a manner offensive to objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibration interfere in any way with other tenants or those having business therein, nor shall any animals or birds he brought in or kept in or about the Premises Building.

8. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging or for any improper, objectionable or immoral purposes.

9. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

10. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires allowed without the consent of the Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

11. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M. the following day, access to the Building or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the or employee of the Building in charge and has a pass or is properly identified. The Landlord shall in no case be liable for damages for any error regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion Landlord reserves the right to prevent access to the Building during the continuance of the same by closing of the doors or otherwise, for the safety tenants and protection of property in the Building and the Building.

12. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

13. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent Landlord.

14. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building of which the Premises are a part.

15. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

        Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

17. Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, and hearing and air conditioning, well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

18. All entrance doors in the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept do except for normal ingress and egress from the Premises.

                                    EXHIBIT E

                          COMMENCEMENT DATE CERTIFICATE

This Commencement Date certificate is entered into by Landlord and Tenant pursuant to Section 3.1 of the Lease.

1. DEFINITIONS. In this certificate the following terms have the meanings given to them:

        (a)     Landlord:

        (b)     Tenant:

        (c) Lease: Office Lease dated ___________________ between Landlord and Tenant.

        (d)     Premises: Suite __________

        (e)     Building Address:

2. CONFIRMATION OF LEASE COMMENCEMENT: Landlord and Tenant confirm that the commencement date of the lease is _____________________________ and the Expiration Date is ___________________________________ and that Sections
        1.1(k) and (1) are accordingly amended.

Landlord and Tenant have executed this Commencement Date certificate as of the dates set forth below.

                                            TENANT:

                                            By:_________________________________

                                            Title:______________________________


                                            LANDLORD:

                                            By:_________________________________

                                            Title:______________________________

To be made a part of the Office Lease document under date of ______________ between _______________________, as Landlord, and _________________, as Tenant.


                                                             Initials _________

RIDER #28 PARKING:

Pursuant to Article 26 of the Lease, Tenant shall be entitled to the exclusive, reserved (AND marked with the Tenant name) use of I covered parking stall. Landlord shall provide a total of eight (8) uncovered parking stalls which shall be unreserved and first come, first served. Landlord reserves the right to assign the unreserved parking stalls a will strictly enforce the Tenant's limit to 8 uncovered parking stalls. Landlord has approved the floor plan showing 17 work stations but does not in any way alter, approve or effect the total number of parking stalls allowed Tenant's use. Landlord reserves the right to remove any of Tenant's cars that are parked in other Tenant's parking spaces and if after the 3rd notice by Landlord to Tenant of improper parking, Landlord may at Landlord's s discretion cancel Tenant's lease by providing a minimum of 90 days written notice and all the un-amontized Ten. improvement dollars and lease commissions shall be due and payable upon notice.


RIDER #29 TENANT'S RIGHT OF EARLY TERMINATION:

Nowithstanding anything contained herein to the contrary, Tenant in its sole discretion, shall have the right terminate the Lease on the last day of the thirty-sixth (36) month after the commencement date. In order to exen this early termination right, Tenant must give Landlord written notice at least one hundred eighty (180) days before the early Termination Date. Upon the date notice is provided, Tenant shall pay Landlord seventeen thousand se hundred thirty dollars ($17,730) and Tenant shall be fully released and discharged from any and all obligation except any obligation accrued before the Early Termination Date.



                                      -1-